                                                                       EXHIBIT 4
                                                                       ---------

                              (Face of Security)

          THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A U.S. DEPOSITORY OR A NOMINEE OF A U.S. DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE U.S. DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE U.S. DEPOSITORY TO A NOMINEE OF THE U.S. DEPOSITORY OR BY A NOMINEE OF THE U.S. DEPOSITORY TO THE U.S. DEPOSITORY OR ANOTHER NOMINEE OF THE U.S. DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO UNIVERSAL CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       Exhibit 4

No. R-1                                                    CUSIP No. 91345H AJ 4
                                                           ISIN: XS0121258288
                                                           Common Code: 12125828

                             UNIVERSAL CORPORATION

                          MEDIUM-TERM NOTES, SERIES B

                                (Floating Rate)

The following terms apply to this Security, as and to the extent shown below. Terms left blank or marked "Not Applicable", "No", "None" or in a similar manner do not apply to this Security except as otherwise may be specified. Whenever used in this Security, the terms specified below that apply to this Security have the meanings specified below, unless the context requires otherwise. Other terms used in this Security that are not defined herein but that are defined in the Indenture referred to in Section 1 on the reverse of this Security are used herein as defined therein.

PRINCIPAL AMOUNT: $25,000,000

STATED MATURITY DATE: November 30, 2004

SPECIFIED CURRENCY:  U.S. Dollars

  .  Payments of principal and any premium:  U.S. dollars

  .  Payments of interest:  U.S. dollars

  .  Exchange Rate Agent:  Not Applicable

ORIGINAL ISSUE DATE: November 30, 2000

ORIGINAL ISSUE DISCOUNT SECURITY:

  .  Total Amount of OID:  Not Applicable

  .  Yield to Maturity:  Not Applicable

  .  Initial Accrual Period OID:  Not Applicable

PLACE OF PAYMENT: Corporate Trust Office of the Trustee in The City of New York

REDEMPTION COMMENCEMENT DATE: Not redeemable prior to stated maturity

REPAYMENT DATE(S):  Not repayable prior to stated maturity

REDEMPTION OR REPAYMENT PRICE(S): Not Applicable

BASE RATE:
  .  LIBOR
     Telerate LIBOR Page: 3750

INDEX MATURITY: 3 months

SPREAD: +135 basis points

SPREAD MULTIPLIER: Not applicable

INITIAL BASE RATE: 8.09875%

MAXIMUM RATE: Not applicable

MINIMUM RATE: Not Applicable

INTEREST RESET PERIOD: quarterly in each year

INTEREST RESET DATE(S): the last day of February, May 30, August 30 and November 30 in each year

INTEREST DETERMINATION DATE(S): two London Business days prior to the last day of February, May 30, August 30 and November 30 in each year

INTEREST PAYMENT DATE(S): the last day of February, May 30, August 30 and November 30 in each year, subject to the second paragraph under "Payments Due on a Business Day" below

CALCULATION DATE(S): as provided in Section 3(n) on the reverse of this Security

CALCULATION AGENT: The Chase Manhattan Bank

DEFEASANCE:
  .  Full Defeasance:  At Company's option

  .  Covenant Defeasance:  At Company's option

OTHER TERMS:

Notwithstanding anything herein to the contrary, the Interest Reset Date(s), Interest Determination Date(s) and Interest Payment Date(s) shall be as specified above.

Notwithstanding anything herein to the contrary, the Authorized Denominations of the Securities of this Series shall be $100,000 and integral multiples of $1000 in excess thereof.

In its sole discretion, the Company may at a later date issue additional debt securities having the same terms as this Security.

                   (Face of Security continued on next page)

          Universal Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (hereinafter called the "Company",
                                                                  -------
which term includes any successor Person under the Indenture), for value received, hereby promises to pay to Cede & Co. or registered assigns, as principal the Principal Amount on the Stated Maturity Date and to pay interest thereon, from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Date(s) in each year, commencing on the first such date that is at least 15 calendar days after the Original Issue Date, and at the Maturity of the principal hereof, at a rate per annum determined in accordance with the applicable provisions of Section 3 on the reverse hereof, until the principal hereof is paid or made available for payment. Any premium and any such installment of interest that is overdue at any time shall also bear interest (to the extent that the payment of such interest shall be legally enforceable), at the rate per annum at which the principal then bears interest, from the date any such overdue amount first becomes due until it is paid or made available for payment. Notwithstanding the foregoing, interest on any principal, premium or installment of interest that is overdue shall be payable on demand.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 15th calendar day (whether or not a Business Day, as such term is defined in Section 3(n) on the reverse hereof) next preceding such Interest Payment Date (a "Regular Record Date"). Any
                                              -------------------
interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") will forthwith cease
                                      ------------------
to be payable to the Holder on such Regular Record Date and such Defaulted Interest either may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Manner of Payment - Global Securities

          Notwithstanding any provision of this Security or the Indenture, if this Security is a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 204 of the Indenture (or such legend as may be specified as contemplated by Section 301 for such Securities) (a "Global Security"), the Company may make any and all payments of principal,
    ---------------
premium and interest on this Security pursuant to any policies and procedures of the U.S. Depository (hereinafter, the "Depositary") that is selected by the
                                       ----------
Company for this Security.

     Manner of Payment - Non-Global Securities - U.S. Dollars

          Except as provided in the next paragraph, payment of interest that is due on an Interest Payment Date payable on this Security in U.S. dollars will be made by

                   (Face of Security continued on next page) check mailed to the address of the Person shown on the Trustees' records as of the close of business on the Regular Record Date. All other payments will be made by check against surrender of this Security to The Chase Manhattan Bank, as Paying Agent, or to any other person or financial institution from time to time designated by the Company as Paying Agent.

          If (i) the principal of this Security is at least $1,000,000, and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in the following manner to the Trustee at its Corporate Trust Office, Attention: Capital Markets Fiduciary Services, and (iii) transmits wire transfer instructions to the Paying Agent on or before the fifth Business Day before the day on which such payment is to be made, the Company will pay any amount that becomes due on this Security by wire transfer of immediately available funds to an account at a bank in New York city, on the due date; provided that, in the case of any such payment due at the Maturity of the
--------
principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be first surrendered to the Paying Agent. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request and instructions must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

     Manner of Payment - Non-Global Securities - Other Specified Currencies

          Payment of any amount payable on this Security in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to such account as is maintained in such Specified Currency at a bank or other financial institution acceptable to the Company and the Trustee and as shall have been designated at least five Business Days prior to the applicable payment date by the Person entitled to receive such payment; provided that, in
                                                             --------
the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment
Date), this Security must be surrendered to the Paying Agent who will make such payment in such funds in accordance with its normal procedures. Such account designation shall be made by transmitting the appropriate information to the Paying Agent by mail, hand delivery, telecopier or in any other manner approved by the Paying Agent. Unless revoked, any such account designation made with respect to this Security by the Holder hereof will remain in effect with respect to any further payments with respect to this Security payable to such Holder.
If a payment in a Specified Currency other than U.S. dollars with respect to this Security cannot be made by wire transfer because the required account designation has not been received by the Paying Agent on or before the requisite date or for any other reason, the Company will cause a

                   (Face of Security continued on next page) notice to be given to the Holder of this Security at its registered address requesting an account designation pursuant to which such wire transfer can be made and such payment will be made within five Business Days after the Paying Agent's receipt of such a designation meeting the requirements specified above, with the same force and effect as if made on the due date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

     Currency of Payment

          Payment of principal of (and premium, if any) and interest on this Security will be made in the Specified Currency for such payment, except as provided in this and the next three paragraphs. The Specified Currency for any payment shall be the currency specified as such on the face of this Security unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency, in which case the Specified Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence. If the euro is specified on the face of this Security as the Specified Currency for any payment, the Specified Currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all EMU Countries (as defined in Section 3 on the reverse hereof), provided that, if on any day there are not at least two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the Specified Currency for such payment shall be deemed not to be available to the Company on such day.

          Except as provided in the next paragraph, any payment to be made on this Security in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the Person entitled to receive such payment transmits a written request for such payment to be made in U.S. dollars to the Trustee at its Corporate Trust Office, Attention: Capital Markets Fiduciary Services on or before the fifth Business Day before the payment is to be made. Such written request may be mailed, hand delivered, telecopied or delivered in any other manner approved by the Trustee. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date.

          The U.S. dollar amount of any payment made pursuant to the immediately preceding paragraph will be determined by the Exchange Rate Agent specified on the face of this Security based upon the highest bid quotation received by the Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day preceding the

                   (Face of Security continued on next page) applicable payment date, from three (or, if three are not available, then two) recognized foreign exchange dealers selected by the Exchange Rate Agent in The City of New York, in each case for the purchase by the quoting dealer, for U.S. dollars and for settlement on such payment date of an amount of the Specified Currency for such payment equal to the aggregate amount of such Specified Currency payable on such payment date to all Holders of Securities of this or any other series who elect to receive U.S. dollar payments on such payment date, and at which the applicable dealer commits to execute a contract. If the Exchange Rate Agent determines that two such bid quotations are not available on such second Business Day, such payment will be made in the Specified Currency for such payment. All currency exchange costs associated with any payment in U.S. dollars on this Security will be borne by the Holder entitled to receive such payment, by deduction from such payment.

          Notwithstanding the foregoing, if any amount payable on this Security is payable on any day (including at Maturity) in a Specified Currency other than U.S. dollars, and if such Specified Currency is not available to the Company on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of the noon buying rate for cable transfers in The City of New York for such Specified Currency (the "Exchange Rate") as of the
                                                       -------------
latest day before the day on which such payment is to be made. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture or this Security.

     Payments Due on a Business Day

          Unless otherwise specified on the face of this Security, the following sentence shall apply to this Security. Notwithstanding any provision of this Security or the Indenture, if any amount of principal, premium or interest would otherwise be due on this Security on a day (the "Specified Day") that is not a
                                                 -------------
Business Day at a Place of Payment, such amount may be paid or made available for payment on the next succeeding Business Day at such Place of Payment (unless the Base Rate is LIBOR or EURIBOR and such next succeeding Business Day falls in the next calendar month, in which case such amount may be paid or made available for payment on the next preceding Business Day at such Place of Payment) with the same force and effect as if such amount were paid on the Specified Day, provided that no interest shall accrue on the amount so payable for the period
--------
from and after such Specified Day. The provisions of this paragraph shall apply to this Security in lieu of the provisions of Section 114 of the Indenture.

          Unless otherwise specified on the face of this Security, the following sentence shall apply to each Interest Payment Date other than one that falls on the date of Maturity of the principal hereof. If any such Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be deferred to the next succeeding Business Day, provided that, if the Base Rate is LIBOR or EURIBOR and the

                   (Face of Security continued on next page) next succeeding Business Day would fall in the next calendar month, then such Interest Payment Date will be advanced to the next preceding Business Day.

                         ____________________________

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                   (Face of Security continued on next page)

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                             UNIVERSAL CORPORATION

                                             By  /s/ KAREN M.L. WHELAN
                                                _____________________________
                                             Name: Karen M.L. Whelan
                                             Title: Vice President and Treasurer


Dated:


Seal

Attest:


  /s/ GEORGE C. FREEMAN III
____________________________
     Authorized Officer



          This is one of the Securities of a series issued under the Indenture described herein.



                                             THE CHASE MANHATTAN BANK, as
                                             Trustee

                                             By  /s/ BILL VELASQUEZ
                                                _____________________________
                                                     Authorized Officer

                             (Reverse of Security)

          1.   Securities and Indenture

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more
                            ----------
series under an Indenture, dated as of February 1, 1991 (herein called the "Indenture", which term shall have the meaning assigned to it in such
 ---------
instrument), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee (herein called the "Trustee", which term includes any
                                               -------
successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          2.   Series and Denominations

          This Security is one of the series designated on the face hereof, limited to an aggregate initial offering price not to exceed $400,000,000 (or the equivalent thereof in any other currency or currencies or currency units), which amount may be increased at the option of the Company if in the future it determines by or pursuant to a Board Resolution that it may wish to sell additional Securities of this series. References herein to "this series" mean
                                                            -----------
the series of securities designated on the face hereof.

          The Securities of this series are issuable only in registered form without coupons in "Authorized Denominations", which term shall have the
                    ------------------------
following meaning. For each Security of this series having a principal amount payable in U.S. dollars, the Authorized Denominations shall be $1,000 and integral multiples thereof. For each Security of this series having a principal amount payable in a Specified Currency other than U.S. dollars, the Authorized Denominations shall be the amount of such Specified Currency equivalent, at the Exchange Rate on the first Business Day next preceding the date on which the Company accepts the offer to purchase such Security, to $1,000, rounded to an integral multiple of 1,000 units of such Specified Currency, or any larger integral multiple of 1,000 units of such Specified Currency.

          3.   Interest Rate

          (a)  Interest Rate Reset. The interest rate on this Security will be
               -------------------
reset from time to time, as provided in this Section 3, and each date upon which such rate is reset as so provided is hereinafter called an "Interest Reset
                                                            --------------
Date". Unless otherwise specified on the face hereof, the Interest Reset Dates
----
with respect to this Security will be as follows:

          (i)  if the Interest Reset Period is daily, each Business Day;

          (ii) if the Interest Reset Period is weekly and the Base Rate is not the Treasury Rate, the Wednesday of each week;

                 (Reverse of Security continued on next page)

          (iii) if the Interest Reset Period is weekly and the Base Rate is the Treasury Rate, except as otherwise provided in the definition of "Treasury Interest Determination Date" in Section 3(n) below, the Tuesday of each week;

          (iv) if the Interest Reset Period is monthly, the third Wednesday of each month;

          (v) if the Interest Reset Period is quarterly, the third Wednesday of each March, June, September and December of each year;

          (vi) if the Interest Reset Period is semi-annual, the third Wednesday of each of two months in each year specified under "Interest Reset Period" on the face hereof; and

          (vii) if the Interest Reset Period is annual, the third Wednesday of the month in each year specified under "Interest Reset Period" on the face hereof;

provided, however, that (x) the interest rate on this Security in effect from
--------  -------
the Original Issue Date to but excluding the first Interest Reset Date will be the Initial Base Rate and (y) if the Interest Reset Period is daily or weekly, the Base Rate in effect for each day following the second Business Day immediately prior to an Interest Payment Date to, but excluding, such Interest Payment Date, and for each day following the second Business Day immediately prior to the day of Maturity of the principal hereof to, but excluding, such day of Maturity, will be the Base Rate in effect on such applicable second Business Day; and provided, further, that, if any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be the next succeeding day that is a Business Day, except that, unless otherwise specified on the face hereof, if the Base Rate is LIBOR and such next succeeding Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

          Subject to applicable provisions of law and except as otherwise specified herein, on each Interest Reset Date the interest rate on this Security shall be the rate determined in accordance with such of the following Sections 3(b) through 3(j) as provide for determination of the Base Rate for this Security. The Calculation Agent shall determine the interest rate of this Security in accordance with the applicable Section below.

          Unless the Base Rate is LIBOR or EURIBOR, the Calculation Agent will determine the interest rate of this Security that takes effect on any Interest Reset Date on a day no later than the Calculation Date (as defined in Section 3(n) below) corresponding to such Interest Reset Date. However, the Calculation Agent need not wait until the Calculation Date to determine such interest rate if the rate information it needs to make such determination in the manner specified in the applicable provisions of Sections 3(b) through 3(j) hereof is available from the relevant sources specified in such applicable provisions.

                 (Reverse of Security continued on next page)

          Upon request of the Holder to the Calculation Agent, the Calculation Agent will provide the interest rate then in effect on this Security and, if determined, the interest rate that will become effective on the next Interest Reset Date.

          (b)  Determination of Commercial Paper Rate. If the Base Rate is the
               --------------------------------------
Commercial Paper Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the Money Market Yield (as defined in Section 3(n) below) of the rate, for the second Business Day immediately preceding such Interest Reset Date (the "Commercial Paper Interest Determination Date"), for commercial paper
           --------------------------------------------
having the Index Maturity, as published in H.15(519) (as defined in Section 3(n) below) under the heading "Commercial Paper Nonfinancial". If the Commercial Paper Rate cannot be determined as described above, the following procedures will apply in determining the Commercial Paper Rate:

          (i) If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date (as defined in Section 3(n) below) corresponding to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate will be the rate, for such Commercial Paper Interest Determination Date, for commercial paper having the Index Maturity, as published in H.15 Daily Update (as defined in Section 3(n) below) or any other recognized electronic source used for displaying that rate, under the heading "Commercial Paper - Nonfinancial".

          (ii) If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the Index Maturity and is placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date by three leading U.S. dollar commercial paper dealers in New York City selected by the Calculation Agent.

          (iii) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (ii) above, the Commercial Paper Rate shall be the Commercial Paper Rate in effect on the previous Commercial Paper Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

          The Base Rate determined in accordance with this Section 3(b) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.

          (c)  Determination of Prime Rate. If the Base Rate is the Prime Rate,
               ---------------------------
the Base Rate that takes effect on any Interest Reset Date shall equal the rate, for the second Business Day immediately preceding such Interest Reset Date (the "Prime
 -----

                 (Reverse of Security continued on next page)

Interest Determination Date"), published in H.15(519) under the heading "Bank
---------------------------
Prime Loan". If the Prime Rate cannot be determined as described above, the following procedures will apply in determining the Prime Rate:

          (i) If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date corresponding to such Prime Interest Determination Date, then the Prime Rate will be the rate, for such Prime Interest Determination Date, as published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying that rate, under the heading "Bank Prime Loan".

          (ii) If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date, then the Prime Rate will be the arithmetic mean of the following rates as they appear on the Reuters Screen US PRIME 1 Page (as defined in Section 3(n) below): the rate of interest publicly announced by each bank appearing on that page as that bank's prime rate or base lending rate, as of 11:00 A.M., New York City time, on such Prime Interest Determination Date.

          (iii) If fewer than four of the rates referred to in clause (ii) above appear on the Reuters Screen US PRIME 1 Page, the Prime Rate will be the arithmetic mean of the Prime Rates or base lending rates, as of the close of business on such Prime Interest Determination Date, of three major banks in New York City selected by the Calculation Agent. For this purpose, the Calculation Agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

          (iv) If fewer than three banks selected by the Calculation Agent are quoting as described in clause (iii) above, the Prime Rate shall be the Prime Rate in effect on such Prime Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

          The Base Rate determined in accordance with this Section 3(c) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.

          (d)   Determination of LIBOR. If the Base Rate is LIBOR, the Base Rate
                ----------------------
that takes effect on any Interest Reset Date shall be LIBOR on the corresponding LIBOR Interest Determination Date (as defined in Section 3(n) below) and shall be determined in accordance with the following provisions:

          LIBOR will be either of the following rates, whichever appears on the face hereof:
                (x) the offered rate appearing on the Telerate LIBOR Page (as defined in Section 3(n) below); or

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                                      -12-

                     (y) the arithmetic mean of the offered rates appearing on the Reuters Screen LIBOR Page (as defined in Section 3(n) below) unless that page by its terms cites only one rate, in which case that rate;
in either case, as of 11:00 A.M., London time, on such LIBOR Interest Determination Date for deposits of the Index Currency having the Index Maturity beginning on such Interest Reset Date. If no reference page is specified on the face hereof, Telerate LIBOR Page will apply to this Security:

               (i) If Telerate LIBOR Page is specified on the face hereof and the rate referenced in clause (x) above does not appear on that page, or if Reuters Screen LIBOR Page is specified on the face hereof and fewer than two of the rates referenced in clause (y) above appear on that page or no rate appears on any page on which only one rate normally appears, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: deposits of the Index Currency having the Index Maturity beginning on such Interest Reset Date and in a Representative Amount (as defined in
          Section 3(n) below). The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the quotations.

               (ii) If fewer than two quotations are provided as described in clause (i) above, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. in the principal financial center (as defined in Section 3(n) below) for the country issuing the Index Currency, on such LIBOR Interest Determination Date, by three major banks in that principal financial center selected by the Calculation Agent: loans of the Index Currency having the Index Maturity beginning on such Interest Reset Date and in a Representative Amount.

               (iii) If fewer than three banks selected by the Calculation Agent are quoting as described in clause (ii) above, LIBOR will be the LIBOR in effect on the previous LIBOR Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

               The Base Rate determined in accordance with this Section 3(d) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any. If the Base Rate is LIBOR and no currency is specified on the face hereof as the Index Currency, the Index Currency shall be U.S. dollars.

               (e)   Determination of EURIBOR. If the Base Rate is EURIBOR, the
                     ------------------------
Base Rate that takes effect on any Interest Reset Date shall equal the interest rate for

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                                      -13-
deposits in euros designated as "EURIBOR" and sponsored jointly by the European
                                 -------
Banking Federation and ACI the Financial Market Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate) on the second Euro Business Day (as defined in Section 3(n) below) before such Interest Reset Date (a "EURIBOR Interest Determination Date"), and will be
                             -----------------------------------
determined in accordance with the following provisions:

               (i) EURIBOR will be the offered rate for deposits in euros having the Index Maturity beginning on such Interest Reset Date, as that rate appears on Telerate Page 248 (as defined in Section 3(n) below) as of 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date.

               (ii) If the rate described in clause (i) above does not appear on Telerate Page 248, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the Euro-Zone (as defined in Section 3(n) below) interbank market by the principal Euro-Zone office of each of four major banks in that market selected by the Calculation Agent: euro deposits having the Index Maturity beginning on such Interest Reset Date and in a Representative Amount. The Calculation Agent will request the principal Euro-Zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of such quotations.

               (iii) If fewer than two quotations are provided as described in clause (ii) above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading Euro-Zone banks quoted, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, by three major banks in the Euro-Zone selected by the Calculation Agent: loans of euros having the Index Maturity beginning on such Interest Reset Date and in a Representative Amount.

               (iv) If fewer than three banks selected by the Calculation Agent are quoting as described in clause (iii) above, EURIBOR shall be the EURIBOR in effect on such EURIBOR Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

               The Base Rate determined in accordance with this Section 3(e) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.

               (f)   Determination of Treasury Rate.  If the Base Rate is the
                     ------------------------------
Treasury Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate for the auction on the corresponding Treasury Interest Determination Date (as defined in Section

                 (Reverse of Security continued on next page)

3(n) below) of direct obligations of the United States ("Treasury Bills") having
                                                         --------------
the Index Maturity, as that rate appears on Telerate Page 56 or 57 under the heading "Investment Rate". If the Treasury Rate cannot be determined as described above, the following procedures will apply in determining the Treasury
Rate:

               (i) If the rate described above does not appear on either Telerate Page 56 or 57 by 3:00 P.M., New York City time, on the Calculation Date corresponding to such Treasury Interest Determination Date, the Treasury Rate will be the Bond Equivalent Yield (as defined in Section 3(n) below) of the rate, for such Treasury Interest Determination Date and for Treasury Bills having the Index Maturity, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High".

               (ii) If the rate described in clause (i) above does not appear in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date, the Treasury Rate will be the Bond Equivalent Yield of the auction rate, for such Treasury Interest Determination Date and for Treasury Bills having the Index Maturity, as announced by the U.S. Department of the Treasury.

               (iii) If the auction rate described in clause (ii) above is not so announced by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held for the relevant week, then the Treasury Rate will be the Bond Equivalent Yield of the rate, for such Treasury Interest Determination Date and for Treasury Bills having a remaining maturity closest to the Index Maturity, as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market".

               (iv) If the rate described in clause (iii) above does not appear in H.15(519) by 3:00 P.M., New York City time, on such Calculation Date, then the Treasury Rate will be the rate, for such Treasury Interest Determination Date and for Treasury Bills having a remaining maturity closest to the Index Maturity, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/ Treasury Bills /Secondary Market".

               (v) If the rate described in clause (iv) above does not appear in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date, the Treasury Rate will be the Bond Equivalent Yield of the arithmetic mean of the following secondary market bid rates for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity: the rates bid as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, by three primary U.S. government securities dealers in New York City selected by the Calculation Agent.

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                                      -15-

               (vi) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (v) above, the Treasury Rate shall be the Treasury Rate in effect on such Treasury Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

               The Base Rate determined in accordance with this Section 3(f) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any, specified on the face hereof.

               (g)   Determination of CMT Rate.  If the Base Rate is the CMT
                     -------------------------
Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the CMT Rate on the second Business Day immediately preceding such Interest Reset Date (the "CMT Interest Determination Date"). "CMT Rate" means the following
           -------------------------------     --------
rate displayed on the Designated CMT Telerate Page (as defined in Section 3(n) below) under the heading " ... Treasury Constant Maturities ... Federal Reserve Board Release H.15 ... Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Index Maturity (as defined in Section 3(n) below):

               (x) if the Designated CMT Telerate Page is Telerate Page 7051, the rate for such CMT Interest Determination Date; or

               (y) if the Designated CMT Telerate Page is Telerate Page 7052, the weekly or monthly average, as specified on the face hereof, for the week that ends immediately before the week in which such CMT Interest Determination Date falls, or for the month that ends immediately before the month in which such CMT Interest Determination Date falls, as applicable.

If the CMT Rate cannot be determined as described above, the following procedures will apply in determining the CMT Rate:

               (i) If the applicable rate described above is not displayed on the relevant Designated CMT Telerate Page by 3:00 P.M., New York City time, on the Calculation Date corresponding to such CMT Interest Determination Date, then the CMT Rate will be the applicable Treasury constant maturity rate described above - i.e., for the Designated CMT
                                                   - -
          Index Maturity and for either such CMT Interest Determination Date or the weekly or monthly average, as applicable - as published in H.15(519).

               (ii) If the applicable rate described in clause (i) above does not appear in H.15(519) by 3:00 P.M., New York City time, on such Calculation Date, then the CMT Rate will be the Treasury constant maturity rate, or other U.S. Treasury rate, for the Designated CMT Index Maturity and with reference to such CMT Interest Determination Date, that:

                     (a) is published by the Board of Governors of the Federal
               Reserve System, or the U.S. Department of the Treasury, and

                 (Reverse of Security continued on next page)

                     (b) is determined by the Calculation Agent to be comparable to the applicable rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519).


               (iii) If the information described in clause (ii) above is not provided by 3:00 P.M., New York City time, on such Calculation Date, then the CMT Rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued Treasury Notes (as defined in Section 3(n) below) having an original maturity of approximately the Designated CMT Index Maturity, having a remaining term to maturity of not less than the Designated CMT Index Maturity minus one year and in a Representative Amount: the offered rates, as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting such offered rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation - or, if there is equality, one of the highest - and the lowest quotation - or, if there is equality, one of the lowest.

               (iv) If the Calculation Agent is unable to obtain three quotations of the kind described in clause (iii) above, the CMT Rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for Treasury Notes having an original maturity longer than the Designated CMT Index Maturity, having a remaining term to maturity closest to the Designated CMT Index Maturity and in a Representative Amount: the offered rates, as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting such offered rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation or, if there is equality, one of the highest and the lowest quotation or, if there is equality, one of the lowest. If two Treasury Notes with an original maturity longer than the Designated CMT Index Maturity have remaining terms to maturity that are equally close to the Designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

               (v) If fewer than five but more than two such primary dealers are quoting as described in clause (iv) above, then the CMT Rate for such CMT Interest Determination Date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of such quotations will be disregarded.

               (vi) If two or fewer primary dealers selected by the Calculation Agent are quoting as described in clause (v) above, the CMT Rate shall be the CMT

                 (Reverse of Security continued on next page)

          Rate in effect on such CMT Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

               The Base Rate determined in accordance with this Section 3(g) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.

               (h)   Determination of CD Rate.  If the Base Rate is the CD Rate,
                     ------------------------
the Base Rate that takes effect on any Interest Reset Date shall equal the rate, on the second Business Day immediately preceding such Interest Reset Date (the "CD Interest Determination Date"), for negotiable U.S. dollar certificates of
 ------------------------------
deposit having the Index Maturity as published in H.15(519) under the heading "CDs (Secondary Market)". If the CD Rate cannot be determined as described above, the following procedures will apply in determining the CD Rate:

               (i) If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date corresponding to such CD Interest Determination Date, then the CD Rate shall be the rate described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading "CDs (Secondary Market)".

               (ii) If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate shall be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money center banks having a remaining maturity closest to the Index Maturity and in a Representative Amount: the rates offered as of 10:00 A.M., New York City time, on such CD Interest Determination Date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the Calculation Agent.

               (iii) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (ii) above, the CD Rate will be the CD Rate in effect on such CD Interest Determination Date (or, in the case of the first Base Reset Date, the Initial Base Rate).

               The Base Rate determined in accordance with this Section 3(h) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.

               (i)   Determination of Federal Funds Rate. If the Base Rate is
                     -----------------------------------
the Federal Funds Rate, the Base Rate that takes effect on any Interest Reset Date shall the rate, on the second Business Day immediately preceding such Interest Reset Date (the "Federal Funds Interest Determination Date"), for
                          -----------------------------------------
Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)", as that rate is displayed on

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                                      -18-

Telerate Page 120. If the Federal Funds Rate cannot be determined as described above, the following procedures will apply in determining the Federal Funds
Rate:

               (i) If the rate described above is not displayed on Telerate Page 120 by 3:00 P.M., New York City time, on the Calculation Date corresponding to such Federal Funds Interest Determination Date, then the Federal Funds Rate will be the rate described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading "Federal Funds (Effective)".

               (ii) If the rate described in clause (i) above is not displayed on Telerate Page 120 and does not appear in H.15 (519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date, the Federal Funds Rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the Calculation Agent.

               (iii) If fewer than three brokers selected by the Calculation Agent are quoting as described in clause (ii) above, the Federal Funds Rate will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

               The interest rate determined in accordance with this Section 3(i) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.

               (j)   Determination of 11th District Rate.  If the Base Rate is
                     -----------------------------------
the Eleventh District Cost of Funds Rate (the "11th District Rate"), the Base
                                               ------------------
Rate that takes effect on any Interest Reset Date shall equal the 11th District Rate on the 11th District Interest Determination Date (as defined in Section 3(n) below) corresponding to such Interest Reset Date. The 11th District Rate on any 11th District Interest Determination Date shall be the rate equal to the monthly weighted average cost of funds for the calendar month immediately before such date, as displayed on Telerate Page 7058 under the heading "11th District" as of 11:00 A.M., San Francisco time, on such date. If the 11th District Rate cannot be determined as described above, the following procedures will apply in determining the 11th District Rate:

               (i) If the rate described above does not appear on Telerate Page 7058 on such 11th District Interest Determination Date, then the 11th District Rate on such date will be the monthly weighted average cost of funds paid by institutions that are members of the Eleventh Federal Home Loan Bank District for the calendar month immediately preceding such date, as most recently announced by the Federal Home Loan Bank of San Francisco as such monthly weighted average cost of funds.

                 (Reverse of Security continued on next page)

               (ii) If the Federal Home Loan Bank of San Francisco fails to announce the cost of funds described in clause (i) above on or before such 11th District Interest Determination Date, the 11th District Rate that takes effect on such Interest Reset Date will be the 11th District Rate in effect on such 11th District Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

               The interest rate determined in accordance with this Section 3(j) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.

               (k)   Minimum and Maximum Limits.  Notwithstanding the foregoing,
                     --------------------------
the rate at which interest accrues on this Security (i) shall not at any time be higher than the Maximum Rate, if any, or less than the Minimum Rate, if any, specified on the face hereof, in each case on an accrual basis, and (ii) shall not at any time be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

               (l)   Calculation of Interest.  Payments of interest hereon with
                     -----------------------
respect to any Interest Payment Date or at the Maturity of the principal hereof will include interest accrued to but excluding such Interest Payment Date or the date of such Maturity, as the case may be. Accrued interest from the date of issue or from the last date to which interest has been paid or duly provided for shall be calculated by the Calculation Agent by multiplying the Principal Amount by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day from and including the Original Issue Date or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. The interest factor for each such day shall be expressed as a decimal and computed by dividing the interest rate (also expressed as a decimal) in effect on such day by 360, if the Base Rate is the Commercial Paper Rate, Prime Rate, LIBOR, EURIBOR, CD Rate, Federal Funds Rate or 11th District Rate, or by the actual number of days in the year, if the Base Rate is the Treasury Rate or CMT Rate.

               All percentages resulting from any calculation with respect to this Security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or
 .09876545) being rounded up to 9.87655% (or .0987655)). All amounts used in or resulting from any calculation with respect to this Security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

               (m)   Calculation Agent and Exchange Rate Agent. The Company has
                     -----------------------------------------
initially appointed the institutions named on the face of this Security as Calculation Agent and Exchange Rate Agent, respectively, to act as such agents with respect to this Security, but the Company may, in its sole discretion, appoint any other institution

                 (Reverse of Security continued on next page)

(including any Affiliate of the Company) to serve as any such agent from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, Affiliates of any such agent or Affiliates of the Company.

               All determinations made by the Calculation Agent or the Exchange Rate Agent may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Company. Neither the Calculation Agent nor the Exchange Rate Agent shall have any liability therefor.

               (n)   Definitions of Calculation Terms. As used in this Security,
                     --------------------------------
the following terms have the meanings set forth below:

               "Bond Equivalent Yield" means a yield expressed as a percentage
                ---------------------
and calculated in accordance with the following formula:

               Bond Equivalent Yield =    D x N   x 100,
                                        ---------
                                                  360 (D x M)

               where

               . "D" equals the annual rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;

               .     "N" equals 365 or 366, as the case may be; and

               . "M" equals the actual number of days in the period from and including the relevant Interest Reset Date to but excluding the next succeeding Interest Reset Date.

                     "Business Day" means, for this Security, a day that meets
                      ------------
the requirements set forth in each of clauses (i) through (iv) below, in each case to the extent such requirements apply to this Security as specified below:

                 (Reverse of Security continued on next page)

               (i) is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close;

               (ii)  if the Base Rate is LIBOR, is also a London Business Day;

               (iii) if the Specified Currency for payment of principal of or interest on this Security is other than U.S. dollars or euros, is also a day on which banking institutions in the principal financial center of the country issuing such Specified Currency generally are not authorized or obligated by law, regulation or executive order to close;

               (iv) if the Base Rate is EURIBOR or if the Specified Currency for payment of principal of or interest on this Security is euros, or the Base Rate is LIBOR for which the Index Currency is euros, is also a Euro Business Day; and

               (v) solely with respect to any payment or other action to be made or taken at any Place of Payment outside The City of New York, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such Place of Payment generally are authorized or obligated by law, regulation or executive order to close.

Solely when used in the third paragraph under the heading "Currency of Payment" on the face of this Security, the meaning of the term "Business Day" shall be determined as if the Base Rate for this Security is neither LIBOR nor EURIBOR. With respect to any particular location, the close of business on any day on which business is not being conducted at that location shall be deemed to mean 5:00 P.M., New York City time, on that day.

               The "Calculation Date" corresponding to any Commercial Paper
                    ----------------
Interest Determination Date, Prime Interest Determination Date, LIBOR Interest Determination Date, EURIBOR Interest Determination Date, Treasury Interest Determination Date, CMT Interest Determination Date, CD Interest Determination Date, Federal Funds Interest Determination Date or 11th District Interest Determination Date, as the case may be, means the earlier of:

               (i) the tenth day after such interest determination date or, if any such day is not a Business Day, the next succeeding Business Day; and

               (ii) the Business Day immediately preceding the Interest Payment Date or the date of Maturity of the principal hereof, whichever is the day on which the next payment of interest will be due.

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                                      -22-

The Calculation Date corresponding to any Interest Reset Date means the Calculation Date corresponding to the relevant interest determination date immediately preceding such Interest Reset Date.

          "Designated CMT Index Maturity" means, if the Base Rate is the CMT
           -----------------------------
Rate, the CMT Index Maturity for this Security and will be the original period to maturity of a U.S. Treasury security-either 1, 2, 3, 5, 7, 10, 20 or 30 years-specified on the face hereof, provided that, if no such original maturity period is so specified, the Designated CMT Index Maturity will be 2 years.

          "Designated CMT Telerate Page" means, if the Base Rate is the CMT
           ----------------------------
Rate, the Telerate Page specified on the face hereof that displays Treasury constant maturities as reported in H.15(519), provided that, if no Telerate Page
                                              --------
is so specified, then the applicable page will be Telerate Page 7052 and provided, further, that if Telerate Page 7052 applies but it is not specified on
--------  -------
the face hereof whether the weekly or monthly average applies, the weekly average will apply.

          The "11th District Interest Determination Date" corresponding to a
               -----------------------------------------
particular Interest Reset Date will be the last working day, in the first calendar month immediately preceding such Interest Reset Date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month immediately preceding such Interest Reset Date.

          "EMU Countries" means, at any time, the countries (if any) then
           -------------
participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time.

          "Euro Business Day" means any day on which the Trans-European
           -----------------
Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

          "Euro-Zone" means, at any time, the region comprised of the EMU
           ---------
Countries.

          "H.15(519)" means the weekly statistical release entitled "Statistical
           ---------
Release H.15 (519)", or any successor publication, published by the Board of Governors of the Federal Reserve System.

          "H.15 Daily Update" means the daily update of H.15 (519) available
           -----------------
through the worldwide web site of the Board of Governors of the Federal Reserve System, at http://www. bog.frb.fed.us/releases/h15/update, or any successor site or publication.

          The "LIBOR Interest Determination Date" corresponding to any Interest
               ---------------------------------
Reset Date means the second London Business Day preceding such Interest Reset Date, unless the Index Currency is pounds sterling, in which case the LIBOR Interest Determination Date will be the Interest Reset Date.

          "London Business Day" means any day on which dealings in the Index
           -------------------
Currency are transacted in the London interbank market.

                 (Reverse of Security continued on next page)

          "Money Market Yield" means a yield expressed as a percentage and
           ------------------
calculated in accordance with the following formula:
          Money Market Yield =       D x 360      x 100,
                                 ---------------
                                     360 - (D x M)
where

     . "D" equals the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

     . "M" equals the actual number of days in the period from and including the relevant Interest Reset Date to but excluding the next succeeding Interest Reset Date.

          "Principal Financial Center" means the capital city of the country
           --------------------------
issuing the Specified Currency in respect of which payment on this Security is to be made, or, with respect to the calculation of LIBOR, issuing the specified Index Currency, except that with respect to U.S. Dollars, Australian Dollars, Deutsche Marks, Dutch Guilders, Italian Lire and Swiss Francs the Principal Financial Center shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan and Luxembourg, respectively.

          "Representative Amount" means an amount that, in the Calculation
           ---------------------
Agent's judgment, is representative of a single transaction in the relevant market at the relevant time.

          "Reuters Screen LIBOR Page" means the display on the Reuters Monitor
           -------------------------
Money Rates Service, or any successor service, on the page designated as "LIBOR" or any replacement page or pages on which London interbank rates of major banks for the Index Currency are displayed.

          "Reuters Screen US PRIME 1 Page" means the display on the "US PRIME 1"
           ------------------------------
page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

          "Telerate LIBOR Page" means Telerate Page 3750 or any replacement page
           -------------------
or pages on which London interbank rates of major banks for the Index Currency are displayed.

          "Telerate Page" means the display on Bridge Telerate, Inc., or any
           -------------
successor service, on the page or pages specified on the face hereof, or any replacement page or pages on that service.

          The "Treasury Interest Determination Date" corresponding to any
               ------------------------------------
Interest Reset Date means the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. If, as the result of a legal holiday, an auction is so held on the Friday in the week immediately preceding the week in which such Interest Reset Day falls, such Friday will be the corresponding Treasury Interest Determination Date. If an auction date shall fall on a day that would otherwise be an Interest Reset Date, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

                 (Reverse of Security continued on next page)

          "Treasury Notes" means direct, noncallable, fixed rate obligations of
           --------------
the U.S. government.

          References in this Security to U.S. dollars shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.

          References in this Security to the euro shall mean, as of any time, the coin or currency (if any) that is then legal tender for the payment of public and private debts in all EMU Countries.

          References in this Security to a particular currency other than U.S. dollars and euros shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date.

          References in this Security to a particular heading or headings on any of Designated CMT Telerate Page, H.15(519), H.15 Daily Update, Reuters Screen LIBOR Page, Reuters Screen US Prime 1 Page, Telerate LIBOR Page or Telerate Page include any successor or replacement heading or headings as determined by the Calculation Agent.

          4.   Redemption at the Company's Option

          Unless a Redemption Commencement Date is specified on the face hereof, this Security shall not be redeemable at the option of the Company before the Stated Maturity Date. If a Redemption Commencement Date is so specified, and unless otherwise specified on the face hereof, this Security is subject to redemption upon not less than 30 days' nor more than 60 days' notice at any time and from time to time on or after the Redemption Commencement Date, in each case as a whole or in part, at the election of the Company and at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security to be redeemed), together with accrued interest to the Redemption Date, but interest installments due on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant record date, all as provided in the Indenture.

          5.   Repayment at the Holder's Option

          Except as otherwise may be provided on the face hereof, if one or more Repayment Dates are specified on the face hereof, this Security will be repayable in whole or in part in an amount equal to any Authorized Denomination (provided that the remaining principal amount of any Security surrendered for
 --------
partial repayment shall at least equal an Authorized Denomination), on any such Repayment Date, in each case at the option of the Holder and at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount to be repaid), together with accrued interest to the applicable Repayment Date (but interest installments due on or prior to such Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record

                 (Reverse of Security continued on next page)

Date as provided in the Indenture). If this Security provides for more than one Repayment Date, and the Holder exercises its option to elect repayment, the Holder shall be deemed to have elected repayment on the earliest Repayment Date after all conditions to such exercise have been satisfied, and references herein to the "applicable Repayment Date" shall mean such earliest Repayment Date.
        -------------------------

          In order for the exercise of such option to be effective and this Security to be repaid, the Company must receive at the applicable address of the Trustee set forth below (or at such other place or places of which the Company shall from time to time notify the Holder of this Security), on any Business Day not later than the 15th, and not earlier than the 25th, calendar day prior to the applicable Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), either (i) this Security, with the form below entitled "Option to Elect Repayment" duly completed and signed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Security,
(b) the principal amount of this Security and the amount of this Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that the Company will receive this Security, with the form below entitled "Option to Elect Repayment" duly completed and signed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (provided that this Security and form duly completed and signed are received by the Company by such fifth Business
Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is The Chase Manhattan Bank, [Attention: Capital Markets Fiduciary Services, 450 West 33rd Street, New York, New York 10001] (or at such other places as the Company or the Trustee shall notify the Holder of this Security). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Company, whose determination will be final and binding. Notwithstanding the foregoing, (x) if this Security is a Global Security, the option of the Holder to elect repayment may be exercised in accordance with any policies and procedures of the Depositary for this Security at least 15 calendar days prior to the applicable Repayment Date and (y) whether or not this Security is a Global Security, the option of the Holder to elect repayment may be exercised in any such manner as the Company may approve.

          6.   Transfer and Exchange

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this

                 (Reverse of Security continued on next page) series and of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to Sections 305 and 307 of the Indenture), whether or not this Security be overdue, and neither the Company nor the Trustee nor any such agent shall be affected by notice to the contrary.

          If this Security is a Global Security, this Security shall be subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.(Reverse of Security continued on next page)

          7.   Defeasance

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture. If so specified on the face hereof, either or both of such provisions are applicable to this Security, as so specified.

          8.   Remedies

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any

                 (Reverse of Security continued on next page) payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          9.   Modification and Waiver

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected under the Indenture, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          10.  Governing Law

          This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                                                            CUSIP NO.91345H AJ 4

                                                              ISIN: XS0121258288

                                                           COMMON CODE: 12125828


                                                 ORIGINAL ISSUE DATE: __________

                             UNIVERSAL CORPORATION

                          MEDIUM-TERM NOTE, SERIES B

                           OPTION TO ELECT REPAYMENT

              TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE

                  AT THE OPTION OF THE HOLDER AND THE HOLDER

                         ELECTS TO EXERCISE SUCH RIGHT


          The undersigned hereby irrevocably requests and instructs the Company to repay the Security referred to in this notice (or the portion thereof specified below) at the applicable Repayment Price, together with interest to the Repayment Date, all as provided for in such Security, to the undersigned, whose name, address, telephone number and social security or other identifying number are as follows:

________________________________________________________________________________
                    (please print name of the undersigned)


________________________________________________________________________________
                   (please print address of the undersigned)

________________________________________________________________________________
(please print telephone number and social security or other identifying number of the undersigned)

          If such Security provides for more than one Repayment Date, the undersigned requests repayment on the earliest Repayment Date after the requirements for exercising this option have been satisfied, and references in this notice to the Repayment Date mean such earliest Repayment Date. Terms used in this notice that are defined in such Security are used herein as defined therein.

          For such Security to be repaid the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company shall from time to time notify the Holder of such Security, on any Business Day not later than the 15th or earlier than the 25th calendar day prior to the Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) such Security, with this "Option to Elect Repayment" form duly completed and signed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a

                 (Reverse of Security continued on next page) commercial bank or a trust company in the United States of America setting forth
(a) the name, address and telephone number of the Holder of such Security, (b) the principal amount of such Security and the amount of such Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that such Security to be repaid with the form entitled "Option to Elect Repayment" on the addendum to the Security duly completed and signed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (provided that such Security and form duly completed and signed are received by the Company by such fifth Business Day). The address to which such deliveries are to be made is:

          The Chase Manhattan Bank
          Attention:  Capital Markets Fiduciary Services
          450 West 33rd Street
          New York, New York 10001

or at such other place as the Company or the Trustee shall notify the holder of such Security.

          If less than the entire principal amount of such Security is to be repaid, specify the portion thereof (which shall equal any Authorized Denomination) that the Holder elects to have repaid:

          _________________________

and specify the denomination or denominations (which shall equal any Authorized Denomination) of the Security or Securities to be issued to the Holder in respect of the portion of such Security not being repaid (in the absence of any specification, one Security will be issued in respect of the portion not being repaid):

          _________________________


Date: _______________          ________________________________________
                               Notice: The signature to this Option to Elect
                               Repayment must correspond with the name of the Holder as written on the face of such Security in every particular without alteration or enlargement or any other change whatsoever.

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

          TEN COM - as tenants in common

          TEN ENT - as tenants by the entireties

          JT TEN - as joint tenants with the right of survivorship and not as tenants in common

          UNIF GIFT MIN ACT - __________ Custodian _________
                                (Cust)              (Minor)

                       under Uniform Gifts to Minors Act

                        ______________________________
                                    (State)

                   Additional abbreviations may also be used
                         though not in the above list.

                         _____________________________

                                  ASSIGNMENT
                                  ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

 _______________________
/______________________/

________________________________________________________________________________

________________________________________________________________________________
                  (Please Print or Typewrite Name and Address
                    Including Postal Zip Code of Assignee)

________________________________________________________________________________
the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints________________________________________________________

________________________________________________________________________________
to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:______________

Signature Guaranteed



_________________________       ________________________________________________
NOTICE: Signature must be       NOTICE:  The signature to
guaranteed.                     this assignment must
                                correspond with the name
                                of the Holder as written
                                upon the face of the attached Security in every particular, without alteration or enlargement or any change whatever.